Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

- 2008 concert season begins with over 4,400 music events in first quarter -

LOS ANGELES – May 8, 2008 – Live Nation (NYSE: LYV) released financial results for the three months ended March 31, 2008 today.

Summary Results
$ in millions (except per share amounts)
	Q1 2008	Q1 2007
Revenue	$636.5	$520.3

Adjusted Operating Income (Loss)	$(2.1)	$(2.8)

Operating Income (Loss)	$(38.5)	$(36.9)

Free Cash Flow	$(24.0)	$(46.6)

Net Income (Loss)	$(35.4)	$(45.0)
Basic and Diluted EPS	$(0.47)	$(0.69)

“The first quarter represented a solid start to what we believe will be a very healthy year for concerts globally,” said Michael Rapino, President and Chief Executive Officer of Live Nation. “Our ticket sales to date remain strong despite the slowdown in the economy. Our priorities for 2008 continue to be focused on improving the profitability of our core concert distribution platform, building our ticketing division for our 2009 launch and continuing to divest non-core assets to reduce debt.”

“We are pleased with our financial results which are in line with our plan in what is seasonally a slow quarter for us,” said Kathy Willard, Chief Financial Officer of Live Nation. “Due to earlier timing of ticket sales and continued control over maintenance-related capital expenditures, our cash balances and free cash flow have improved during the quarter, as well.”

Highlights:

•

Build-out of our ticketing initiative is in process and on schedule through our long-term agreement with CTS Eventim, through which we will exclusively license the Eventim platform in North America, and Eventim will provide back-office ticketing services in the United Kingdom and ticketing services across Europe.

•

Entered into strategic marketing alliance with Citi® that capitalizes on the company’s fully integrated music platform, including concerts, online ticketing and access to Live Nation Artists, to deliver a uniquely comprehensive live music experience to Citi® customers in the United States.

•

Acquired the operating company that manages and holds the 20-year lease for the Heineken Music Hall in Amsterdam. We believe that this 5,500-capacity venue is one of the most attended venues in the world.

•	Provided services through our Global Artists segment to 797 artists during the quarter. In addition, we have reached agreements to acquire long-term rights for Madonna, U2 and Jay-Z.

•	Currently have 528 corporate sponsors on a local, national and international basis as of the first quarter of 2008.

•

Agreed to acquire a 65% interest in Mirage Productions, a leading promoter in Dubai. This acquisition is consistent with our strategy to expand into global markets in which we don’t currently have a significant presence.

•	Recorded 1.45 million unique visitors on LiveNation.com for Jonas Brothers’ information and tickets in one week, a new record for a single artist on the website.

Below are what we believe to be our key metrics related to our music businesses:

METRICS

(Unaudited)
Key Drivers	2007 Actual Full Year	Q1 2008	Q1 2007	Variance (Qtr.)
Rights Acquisitions
Total Direct Operating Expense (in millions)	$3,017.2	$390.7	$280.6	39.2%
Total Direct Operating Expense as % of Total Revenue	81.6%	78.3%	74.7%
Number of Live Rights (Events) (est.)	16,747	4,431	3,253	36.2%
Number of Ancillary Live Rights (est.)	1,865	797	n/a
Distribution Platform
Total Attendance (est.)	46,438,000	6,327,000	6,109,000	3.6%
Number of Sponsors (est.)	1,201	528	640	(17.5)%
Sponsorship Revenue Recognized (in millions)	$215.0	$18.7	$18.6	0.4%
Total Revenue per Attendee (Fan)	$79.59	$78.85	$61.51	28.2%

FINANCIAL HIGHLIGHTS

	Q1 2008	Q1 2007	Growth
	$ in millions
Revenue
North American Music	$300.1	$248.3	20.9%
International Music	128.9	104.6	23.2%
Global Artists	69.9	22.9	* *
Global Digital	5.7	1.3	* *
Other and Eliminations	131.9	143.2	(7.9)%

	$636.5	$520.3	22.3%

				Margins
				Q1 2008	Q1 2007
Adjusted Operating Income (Loss)
North American Music	$(16.9)	$(19.0)	11.1%	(5.6)%	(7.7)%
International Music	1.0	0.6	66.7%	0.8%	0.6%
Global Artists	(9.0)	(4.8)	(87.5)%	(12.9)%	(21.0)%
Global Digital	(3.4)	(1.8)	(88.9)%	* *	* *
Other and Eliminations	35.5	30.8	15.3%	26.9%	21.5%
Corporate	(9.3)	(8.6)	(8.1)%

	$(2.1)	$(2.8)	25.0%	(0.3)%	(0.5)%

Operating Income (Loss)
North American Music	$(32.6)	$(33.5)	2.7%	(10.9)%	(13.5)%
International Music	(7.0)	(4.0)	(75.0)%	(5.4)%	(3.8)%
Global Artists	(17.7)	(8.8)	* *	(25.3)%	(38.4)%
Global Digital	(3.9)	(2.5)	(56.0)%	* *	* *
Other and Eliminations	35.9	22.9	56.8%	27.2%	16.0%
Corporate	(13.2)	(11.0)	(20.0)%

	$(38.5)	$(36.9)	(4.3)%	(6.0)%	(7.1)%

**	percentages are not meaningful

The highlights of our financial information for the first quarter of 2008 as compared to the first quarter of 2007 are as follows:

Revenue change – Total increase of $116.2 million, primarily driven by:

•	$35.2 million – Acquisition of HOB Canada in North American Music

•	$10.8 million – Foreign exchange movements in International Music

•	$16.0 million – Acquisitions of AMG and Heineken Music Hall in International Music

•	$24.3 million – Acquisitions of Signatures and Anthill in Global Artists

•

$15.5 million – Increased ticket revenues due to strong arena acts and improved results at promoted mid-sized music venues as a result of higher attendance, increased show count and higher average ticket prices for North American Music. In total, North American Music promotions increased by approximately 340 events in the quarter to over 2,100 events, although total attendance for these events decreased slightly.

Adjusted Operating Income (Loss) change – Total improvement of $0.7 million, primarily driven by:

•	$1.6 million – Acquisition of HOB Canada in North American Music

•	$3.9 million – Acquisitions of AMG and Heineken Music Hall in International Music

•	($3.2) million – Investment in Global Artists infrastructure

•	($3.9) million – Investment in infrastructure for ticketing and digital operations in Global Digital

Operating Income (Loss) change – Total decline of $1.6 million, primarily driven by:

•	$0.7 million – Overall improvement in Adjusted Operating Income (Loss) noted above

•	($1.1) million – Increase in non-cash compensation expense for additional equity grants since March 2007

•

$6.0 million – Increase in gain on sale of operating assets due to gain recorded on the sale of a motor sports related joint venture as compared to a net loss recorded in 2007 on the sale of two non-core assets

•	($7.2) million – Increase in depreciation and amortization expense due to amortization of intangible assets related to the AMG and CPI acquisitions

Other information

• We completed the divestiture of substantially all of our North American theatrical business for gross sales proceeds of $90.4 million. The results for this business are now reported as discontinued operations for all periods presented.

• Maintenance capital expenditures for the quarter were only $6.3 million. We also incurred $16.9 million of capital expenditures for revenue generating projects, including the renovation of The Point in Ireland and the AMG venue expansion in Sheffield.

• As of March 31, 2008, our cash and cash equivalents were $433.9 million and our total long-term debt was $764.2 million with no balance outstanding on our revolving credit facility.

About Live Nation:

Live Nation is the future of the music business. With the most live concerts, music venues and festivals in the world and the most comprehensive concert search engine on the web, Live Nation is revolutionizing the music industry: onstage and online. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol “LYV”.

Conference Call:

The company will host a teleconference today, May 8th, 2008 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 44729185. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link.

Media Contact: John Vlautin Live Nation 310-867-7000	Investor Contact: Brad Edwards Brainerd Communicators, Inc. 212-986-6667

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2008	2007
	(in thousands except share and per share data)
Revenue	$636,451	$520,312
Operating expenses:
Direct operating expenses	468,682	373,289
Selling, general and administrative expenses	161,616	142,467
Depreciation and amortization	34,377	27,062
Loss (gain) on sale of operating assets	(1,375)	4,575
Corporate expenses	11,641	9,796

Operating loss	(38,490)	(36,877)
Interest expense	15,927	14,928
Interest income	(1,575)	(2,637)
Equity in losses (earnings) of nonconsolidated affiliates	289	(343)
Minority interest income	(2,242)	(2,995)
Other income — net	(851)	(47)

Loss from continuing operations before income taxes	(50,038)	(45,783)
Income tax expense:
Current	3,308	2,197
Deferred	3,021	3,704

Loss from continuing operations	(56,367)	(51,684)
Income from discontinued operations, net of tax	20,965	6,635

Net loss	(35,402)	(45,049)
Other comprehensive income (loss), net of tax:
Unrealized holding loss on cash flow derivatives	(1,636)	(436)
Foreign currency translation adjustments	12,072	(67)

Comprehensive loss	$(24,966)	$(45,552)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(.75)	$(.79)
Income from discontinued operations	.28	.10

Net loss	$(.47)	$(.69)

Basic and diluted weighted average common shares outstanding	74,984,934	65,499,719

CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$433,865	$338,991
Accounts receivable, less allowance of $16,697 as of March 31, 2008 and $18,928 as of December 31, 2007	284,703	264,316
Prepaid expenses	289,375	186,379
Other current assets	49,645	44,722

Total Current Assets	1,057,588	834,408
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	956,194	1,018,079
Furniture and other equipment	237,736	236,320
Construction in progress	66,975	51,725

	1,260,905	1,306,124
Less accumulated depreciation	389,279	391,079

	871,626	915,045
INTANGIBLE ASSETS
Intangible assets — net	399,645	382,999
Goodwill	473,944	471,542
OTHER LONG-TERM ASSETS
Notes receivable, less allowance of $745 as of March 31, 2008 and December 31, 2007	1,685	1,703
Investments in nonconsolidated affiliates	24,508	23,443
Other long-term assets	127,973	122,963

Total Assets	$2,956,969	$2,752,103

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$81,557	$79,273
Accrued expenses	460,487	511,636
Deferred revenue	560,432	259,868
Current portion of long-term debt	36,406	36,345
Other current liabilities	27,767	18,348

Total Current Liabilities	1,166,649	905,470
Long-term debt	727,775	786,261
Other long-term liabilities	109,801	91,465
Minority interest liability	66,918	61,841
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Common stock	749	749
Additional paid-in capital	944,574	940,848
Retained deficit	(166,343)	(130,941)
Accumulated other comprehensive income	66,846	56,410

Total Shareholders’ Equity	845,826	867,066

Total Liabilities and Shareholders’ Equity	$2,956,969	$2,752,103

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2008	2007
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,402)	$(45,049)
Reconciling items:
Depreciation	17,508	19,920
Amortization of intangibles	17,036	7,766
Deferred income tax expense	3,021	3,704
Amortization of debt issuance costs	853	301
Non-cash compensation expense	3,435	2,385
Loss (gain) on sale of operating assets	(20,340)	4,462
Gain on sale of other investments	—	(62)
Equity in losses (earnings) of nonconsolidated affiliates	289	(343)
Minority interest income	(2,226)	(3,045)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(12,913)	(10,341)
Increase in prepaid expenses	(103,087)	(197,804)
Increase in other assets	(30,703)	(1,282)
Decrease in accounts payable, accrued expenses and other liabilities	(18,472)	(406)
Increase in deferred revenue	335,508	308,096
Decrease in other — net	(43)	—

Net cash provided by operating activities	154,464	88,302
CASH FLOWS FROM INVESTING ACTIVITIES
Collection of notes receivable	19	1,266
Advances to notes receivable	(552)	(12,046)
Distributions from nonconsolidated affiliates	2,445	2,684
Investments made to nonconsolidated affiliates	(250)	(22,332)
Proceeds from disposal of other investments	—	3,615
Purchases of property, plant and equipment	(23,120)	(13,679)
Proceeds from disposal of operating assets, net of cash divested	22,895	15,516
Cash paid for acquisitions, net of cash acquired	(6,754)	(4,142)
Purchases of intangible assets	(1,248)	—
Decrease (increase) in other — net	31	(173)

Net cash used in investing activities	(6,534)	(29,291)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	18,329	77,000
Payments on long-term debt	(77,014)	(51,698)
Distributions to minority interest partners	(195)	(2,844)
Proceeds from exercise of stock options	—	424

Net cash provided by (used in) financing activities	(58,880)	22,882
Effect of exchange rate changes on cash	5,824	(1,007)
Net increase in cash and cash equivalents	94,874	80,886
Cash and cash equivalents at beginning of period	338,991	313,880

Cash and cash equivalents at end of period	$433,865	$394,766

Forward Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of the live music industry in 2008; Live Nation’s competitive position within the industry and its potential to benefit from that anticipated growth and from various industry trends; the anticipated lack of impact to the company of the current economic slowdown; the company’s anticipated achievement of its operational objectives for the year, including the expansion of its distribution platform; the company’s efforts to build out its ticketing and e-commerce businesses and the anticipated benefits of its ticketing and online strategies; the anticipated strength of the company’s 2008 summer concert season; and the anticipated economics associated with the company’s artist rights arrangements. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the possibility that artists may unexpectedly cancel or reschedule all or part of currently scheduled tours, the risk that the company’s markets do not evolve as anticipated, the potential impact of any general economic slowdown, competition for corporate sponsors and in the industry generally and operational challenges associated with building out the company’s ticketing and digital media operations.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net interest expense, less cash taxes, less distributions to minority interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Adjusted Operating Income (Loss) to Operating Income (Loss) – First Quarter

	For the three months ended March 31, 2008
	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Operating income (loss)
	($ in millions)
North American Music	$(16.9)	$1.5	$—	$14.2	$(32.6)
International Music	1.0	0.6	—	7.4	(7.0)
Global Artists	(9.0)	(0.2)	—	8.9	(17.7)
Global Digital	(3.4)	0.1	—	0.4	(3.9)
Other and Eliminations	35.5	(0.8)	(1.9)	2.3	35.9
Corporate	(9.3)	2.3	0.5	1.1	(13.2)

Total Live Nation	$(2.1)	$3.5	$(1.4)	$34.3	$(38.5)

	For the three months ended March 31, 2007
	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Operating income (loss)
	($ in millions)
North American Music	$(19.0)	$0.8	$—	$13.7	$(33.5)
International Music	0.6	0.1	(0.1)	4.6	(4.0)
Global Artists	(4.8)	0.3	—	3.7	(8.8)
Global Digital	(1.8)	0.1	—	0.6	(2.5)
Other and Eliminations	30.8	0.0	4.7	3.2	22.9
Corporate	(8.6)	1.1	—	1.3	(11.0)

Total Live Nation	$(2.8)	$2.4	$4.6	$27.1	$(36.9)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow – First Quarter

($ in millions)	March 31, 2008	March 31, 2007
Adjusted operating income	$(2.1)	$(2.8)
Less: Interest expense, net	(14.3)	(12.2)
Cash taxes	(3.3)	(2.2)
Maintenance capital expenditures	(6.3)	(6.9)
Distributions to minority interest partners	(0.2)	(2.9)
Distributions from (contributions to) investments in nonconsolidated affiliates	2.2	(19.6)

Free Cash Flow	$(24.0)	$(46.6)